Exhibit 10.7.4
FINAL
FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT (the “Amendment”), dated as of April 30, 2008, is entered into by and between PURE EARTH, INC., a Delaware corporation (“Pure Earth”) and all of its wholly owned subsidiaries, including, but not limited to PURE EARTH MATERIALS, a Pennsylvania corporation, PURE EARTH TRANSPORTATION & DISPOSAL SYSTEMS, LTD., a Delaware corporation, JUDA CONSTRUCTION, LTD., a New York corporation, ECHO LAKE BROWNFIELD, LLC, PEI DISPOSAL GROUP, INC., a Delaware corporation, and PURE EARTH MATERIALS (NJ), INC., a Delaware corporation, (collectively, the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.
RECITALS
The Borrower and the Lender are parties to a Credit and Security Agreement dated October 24, 2006 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreement unless otherwise specified.
The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein. As a condition of such amendments, Lender has required that Borrower’s wholly owned subsidiaries NEW NYCON, INC., a Delaware corporation and HFH ACQUISITION CORP., a Delaware corporation (individually, a “Guarantor” and collectively, the “Guarantors”) execute and deliver a Guaranty of even date herewith.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. Exhibit B of the Credit Agreement shall be deleted and replaced with Exhibit B attached hereto.
2. Schedule 5.1 of the Credit Agreement shall be deleted and replaced with a revised Schedule 5.1, which shall be provided to the Lender no later than June 30, 2008.
3. Schedule 5.2 of the Credit Agreement shall be deleted and replaced with a revised Schedule 5.2, which shall be provided to the Lender no later than June 30, 2008.

4. Schedule 5.5 of the Credit Agreement shall be deleted and replaced with a revised Schedule 5.5, which shall be provided to the Lender no later than June 30, 2008.
5. Schedule 6.3 of the Credit Agreement shall be deleted and replaced with a revised Schedule 6.3, which shall be provided to the Lender no later than June 30, 2008.
6. Schedule 6.4 of the Credit Agreement shall be deleted and replaced with a revised Schedule 6.4, which shall be provided to the Lender no later than June 30, 2008.
7. Section 6.6 of the Credit Agreement shall be amended to add subsection (e) as follows:
“(e) The Administrative Borrower may advance up to $300,000, in the aggregate, during each calendar year, to its subsidiaries Pure Earth Environmental, Inc., Bio Methods, LLC and Geo Methods, LLC. The Administrative Borrower may advance up to $300,000, during each calendar year, to New Nycon, Inc. So long as no Default exists, any funds transferred to the Lender from Pure Earth Environmental, Inc., Bio Methods, LLC and Geo Methods, LLC may be re-advanced to those entities by the Administrative Borrower and will not be used in calculating the foregoing $300,000 annual intercompany advance. So long as no Default exists, any funds transferred to the Lender from New Nycon, Inc. may be re-advanced to New Nycon, Inc. by the Administrative Borrower and will not be used in calculating the foregoing $300,000 annual intercompany advance. Intercompany advances funded with New Equity shall not be subject to the foregoing covenant.”
8. Formation of New Nycon, Inc. The Borrower may form New Nycon, Inc., as a wholly owned subsidiary on the following conditions:
a.	The Lender shall have a first perfected lien upon and security interest in all assets of New Nycon, Inc. evidenced by a security agreement acceptable to the Lender; and

b.	New Nycon, Inc. shall guarantee the Indebtedness, unconditionally, evidenced by a guarantee acceptable to the Lender.
9. Formation of HFH Acquisition Corp. The Borrower may form HFH Acquisition Corp., as a wholly owned subsidiary, on the following conditions:
a.	The Lender shall have a first perfected lien upon and security interest in all assets of HFH Acquisition Corp. evidenced by a security agreement acceptable to the Lender; and

b.	HFH Acquisition Corp. shall guarantee the Indebtedness, unconditionally, evidenced by a guarantee acceptable to the Lender.

10. Consent to Guarantor Loans and Deposit. The Lender consents to HFH Acquisition Corp. extending the PEI Financing as such term is defined in that certain Membership Interest Purchase Agreement dated January 14, 2008 (the “MIPA”), executed by and between HFH Acquisition Corp., Land Resource Solutions, LLC and HFH Hawthorne, LLC. Lender consents to the Deposit, as such term is defined in the MIPA. Notwithstanding the foregoing, Lender’s consent to the PEI Financing and the execution of each such transaction’s documents, shall not constitute a consent to the Closing (as such term is defined in the MIPA) of the transactions set forth in the MIPA. Lender’s consent to such Closing shall be made subsequent to further analysis by Lender of the MIPA and the status of the transactions contemplated thereby. Lender also consents to HFH Acquisition Corp.’s execution of the Hawthorne Financing Documents as such terms are defined in the MIPA. Lender consents to the Hawthorne Financing, as such term is defined in the MIPA, to the extent the Hawthorne Financing is funded by the Borrower from New Equity.
11. Consent to Acquisition. The Lender consents to the acquisition by New Nycon, Inc. of the assets of Nycon, Inc. on terms and conditions set forth in the Asset Purchase Agreement dated April  _____  , 2008.
12. Delivery of Audited Financial Statements. The Borrower shall deliver the audited annual financial statements for the fiscal year ending December 31, 2007 required by Section 6.1(a) of the Credit Agreement no later than April 30, 2008.
13. Advances to Pure Earth Environmental, Inc. Notwithstanding Section 6.6(e) of the Credit Agreement (as amended hereby), the Borrower may make intercompany loans and advances to Pure Earth Environmental, Inc. (“PEEI”) up to $300,000 in excess of the amounts set forth in Section 6.6(e) (“Supplemental Advances”) until August 1, 2008 to support two new transportation and disposal contracts with the City of Stanford, Connecticut and City of Bridgeport, Connecticut. All Supplemental Advances will be repaid by PEEI to the Borrower by August 1, 2008 and after August 1, 2008, the provisions of Section 6.6(e) of the Credit Agreement shall control. Intercompany advances funded with New Equity shall not be subject to the foregoing covenant.
14. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
15. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

(b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated October 24, 2006 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated December 29, 2006, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.
(c) The Security Agreement and Guaranty of New Nycon, Inc., in form and substance acceptable to the Lender.
(d) The Security Agreement and Guaranty of HFH Acquisition Corp., in form and substance acceptable to the Lender.
(e) Current searches of appropriate filing offices showing that no Liens have been filed and remain in effect against New Nycon, Inc. and HFH Acquisition Corp., except Permitted Liens or Liens held by Persons who have agreed in writing they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender.
(f) Certificates of the insurance required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor subject to the rights of any Person having security interests in assets of New Nycon, Inc. and HFH Acquisition Corp. senior in priority to the right therein in favor of Lender and with all liability insurance naming the Lender as an additional insured.
(g) Such other matters as the Lender may require.
16. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
17. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
18. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
19. Release. The Borrower, and each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or each Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
20. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 14 of this Amendment.

21. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION		PURE EARTH, INC.

By:	/s/ Alan I. Cohen	By:	/s/ Brent Kopenhaver

	Alan I. Cohen		Brent Kopenhaver
	Its Vice President		Its Executive Vice President

NEW NYCON, INC.

		By:	/s/ Brent Kopenhaver

Brent Kopenhaver
Its Treasurer

HFH ACQUISITION CORP.

		By:	/s/ Brent Kopenhaver

Brent Kopenhaver
Its Treasurer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
The undersigned, each a guarantor of the indebtedness of Pure Earth, Inc. and its wholly owned subsidiaries (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a Guaranty dated December 29, 2006 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 19 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Geo Methods, LLC		Pure Earth Environmental, Inc.

By:	/s/ Brent Kopenhaver	By:	/s/ Brent Kopenhaver

	Brent Kopenhaver		Brent Kopenhaver
	Its Treasurer		Its Treasurer

Address:		Address:
One Neshaminy Interplex, Ste. 201		One Neshaminy Interplex, Ste. 201
Trevose, PA 19053		Trevose, PA 19053
Attention: Brent Kopenhaver		Attention: Brent Kopenhaver

Bio Methods, LLC

		By:	/s/ Brent Kopenhaver

Brent Kopenhaver Its Treasurer

Address:

One Neshaminy Interplex, Ste. 201
Trevose, PA 19053
Attention: Brent Kopenhaver